Exhibit 99.1
Sleep Number Highlights Business Continuity Endeavors During Pandemic
Quarterly Earnings Call Announced

Minneapolis – April 8, 2020 – Sleep Number (Nasdaq: SNBR) today announced numerous actions it has taken in response to the impact of the COVID-19 pandemic. These measures support liquidity and business continuity during this time of global uncertainty.

“The COVID-19 pandemic is a human and economic crisis unlike anything our country and world have ever experienced,” said Shelly Ibach, President and CEO, Sleep Number. “We have witnessed how lives and businesses have radically changed in a few weeks’ time. We are focusing our collective energy and resources on keeping our team members safe, serving our customers and ensuring business continuity.”

Immediate Action

The company has taken swift and decisive actions to manage liquidity through the challenging economic environment caused by the pandemic. Starting in mid-March, the company took significant measures to preserve cash: Discontinuing share repurchases, reducing capital expenditures and negotiating rent abatements for stores closed due to COVID-19. As previously announced, on March 17, the company drew down $262 million remaining available under its $450 million revolving credit facility and began work to expand the credit agreement with an incremental $75 million under its $150 million accordion. This incremental 364-day term loan was effective and fully funded on April 3.

“Sleep Number entered this unprecedented environment from a place of strength in every aspect of the business, including record double-digit demand growth for more than six consecutive quarters,” said Ibach. “In response to the potential impact of COVID-19, we immediately preserved financial flexibility and accessed significant liquidity with the support of our banks. Additionally, we continue to implement substantial cost-saving actions across the business, including making difficult and heartbreaking decisions that impact the soul of our company – our people.”

Temporary Actions Affecting Team Members

Complying with state and county government mandates, Sleep Number has temporarily closed most of its retail and home delivery operations across the country. As a result, the company is furloughing nearly 40% of the total company and another 30% of team members are working reduced hours. Additionally, the company is temporarily suspending its 401(K) match and other benefit programs. The CEO will not receive any cash compensation for the balance of the year through a 50% deferral plus the exchange of all remaining salary for restricted stock units. In addition, Sleep Number’s board and leadership team will reduce their cash compensation in exchange for restricted stock units. Everyone’s compensation has been meaningfully reduced through variable compensation programs and other actions.

Material Cost and Cash Deployment Reductions

The company remains intently focused on liquidity and balance sheet strength. It currently expects to meet its liquidity needs from operating cash flow and its existing credit facilities. Additionally, Sleep Number has taken actions that are expected to result in more than $250 million of cash saving. Discontinuing share repurchases and reduced capital expenditures account for approximately 40% of the targeted cash savings. The remainder comes from actions such as reduced sales and marketing expenses, a temporary suspension of virtually all discretionary projects across the company and the workforce actions noted above.

Innovative Business Actions

“I am inspired everyday by the creative and innovative ways our team members and business partners are serving our customers and communities during this challenging time,” said Ibach. “It is this kind of tenacity that will keep Sleep Number strong and resilient.”

The company has quickly scaled digital capabilities including: Remote retail selling, customer service, private appointments, flexible work schedules, solutions for contactless delivery, and seamless remote access for team members across the country. Its agile supply chain is creatively delivering cost reductions, ensuring product availability, and is supplementing production with the assembly of N95 masks to fulfill a much-needed supply for hospitals and healthcare workers.

As the current environment has heightened individuals’ concerns about their immunity and emotional and mental resilience, quality sleep is increasingly important in personal well-being. Near term, Sleep Number will be advancing its 360® smart bed software features to provide its users with personalized sleep insights, including wellness reporting, circadian rhythm and heart rate variability features to better understand their personal sleep and the impact to their health and wellness.

“As a company with purpose in the health and wellness space, we believe it is more important than ever for our society to benefit from the proven-quality sleep that our 360 smart beds provide,” said Ibach. “As each of us feels the impact of COVID-19 in our lives, quality sleep will help us stay balanced, emotionally steady and able to provide more support for one another.”

Q1 2020 Earnings Call, Webcast and Guidance

Sleep Number will release its first quarter results for the three-month period ended March 28, 2020, after market close on Wednesday, April 22, 2020. Management will host its regularly scheduled conference call to discuss the company’s results beginning at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT).

To join the call, please dial 833-968-2164 and reference the Conference ID: 1579659. International participants can dial 236-714-2082. The webcast can be accessed live at www.ir.sleepnumber.com and will be available for replay for approximately 60 days.

As previously announced, Sleep Number has withdrawn all of its fiscal 2020 guidance.

About Sleep Number Corporation

As a purpose driven company, Sleep Number’s mission is to improve lives by individualizing sleep experiences. Our revolutionary Sleep Number 360® smart beds deliver proven, quality sleep through effortless, adjustable comfort. Our integrated SleepIQ® operating system captures over 10 billion biometric data points every night and offers actionable insights to improve your overall sleep health and wellness.

To experience proven quality sleep, visit SleepNumber.com or one of over 610 Sleep Number® stores. More information is available on our newsroom and investor relations site.

Forward-looking Statements

Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as current and future general and industry economic trends and consumer confidence; risks inherent in outbreaks of pandemics or contagious diseases; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; our ability to execute our company-controlled distribution strategy; our ability to achieve and maintain acceptable levels of product and service quality, and acceptable product return and warranty claims rates; our ability to continue to improve and expand our product line; consumer acceptance of our products, product quality, innovation and brand image; industry competition, the emergence of additional competitive products, and the adequacy of our intellectual property rights to protect our products and brand from competitive or infringing activities; claims that our products, processes, advertising, or trademarks infringe the intellectual property rights of others; availability of attractive and cost-effective consumer credit options; pending and unforeseen litigation and the potential for adverse publicity associated with litigation; our manufacturing processes with minimal levels of inventory, which may leave us vulnerable to shortages in supply; our dependence on significant suppliers and third parties and our ability to maintain relationships with key suppliers or third-parties, including several sole-source suppliers or providers of services; rising commodity costs and other inflationary pressures; risks inherent in global sourcing activities, including tariffs, pandemics, strikes, and the potential for shortages in supply; risks of disruption in the operation of our main manufacturing facilities or assembly distribution facilities; increasing government regulation; the adequacy of our and third-party information systems to meet the evolving needs of our business and existing and evolving risks and regulatory standards applicable to data privacy and security; the costs and potential disruptions to our business related to upgrading our management information systems; the vulnerability of our and third-party information systems to attacks by hackers or other cyber threats that could compromise the security of our systems, result in a data breach or disrupt our business; and our ability to attract, retain and motivate qualified management, executive and other key team members, including qualified retail sales professionals and managers. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

Sleep Number Contacts

•Investors: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com
•Media: Julie Elepano; (414) 732-9840; julie.elepano@sleepnumber.com

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